Exhibit 99.1


             ScanSoft Announces Second Quarter Results

    PEABODY, Mass.--(BUSINESS WIRE)--Aug. 14, 2003--ScanSoft, Inc. (Nasdaq: SSFT), a leading supplier of digital imaging, speech and language solutions, today announced financial results for the second quarter ended June 30, 2003.
    ScanSoft reported second quarter 2003 revenue of $27.7 million, a six percent increase over second quarter 2002 revenue of $26.2 million. Net income before amortization of acquisition-related intangible assets and restructuring and other charges was $1.3 million, or $0.02 per diluted share, compared with $4.2 million, or $0.05 per diluted share, for the second quarter of 2002. After including amortization of acquisition-related intangible assets and restructuring and other charges, ScanSoft reported a second quarter 2003 net loss of $2.6 million, or $0.04 per share, compared with second quarter 2002 net income of $1.9 million, or $0.03 per diluted share.
    For the first six months of 2003, ScanSoft reported total revenue of $55.6 million, an eleven percent increase over revenue of $49.9 million in the first half of 2002. Net income before amortization of acquisition-related intangible assets and restructuring and other charges was $4.3 million, or $0.05 per diluted share, compared with $6.8 million, or $0.09 per diluted share, in 2002. After including amortization of acquisition-related intangible assets and restructuring and other charges, ScanSoft reported a net loss of $2.6 million, or $0.04 per share, in the first six months of 2003 compared with a net loss of $0.9 million, or $0.01 per share, for the first six months of 2002.

    Comments on the Second Quarter

    "ScanSoft revenue in the second quarter increased six percent year-over-over and remained essentially flat compared to the first quarter 2003," said Paul Ricci, chairman and CEO of ScanSoft. "Our year-over-year growth owed largely to good performance from PaperPort, Dragon NaturallySpeaking, embedded speech within the automotive sector and sales of products we acquired from Philips. Two areas of disappointment for the quarter included embedded text-to-speech for games and consumer devices in Asia and network speech, for which revenue was below our expectations. While we believe these disappointments are the result of transitory issues, we do expect to see a continuing adverse impact from one or more of these areas during the third quarter."
    In imaging, ScanSoft continued to see demand for its PaperPort product family, while results for OmniPage products remained below expectations at levels similar to the first quarter 2003. The success for PaperPort was driven primarily from continued acceptance of the newest version launched in the first quarter of 2003 and from growth in network document capture solutions offered by OEM partners such as Canon, Lexmark and Xerox. During the quarter, the company also signed new or expanded agreements with a number of customers and partners, including Army Research Labs, Computer Sciences Corporation, Hewlett-Packard, IRS, Kyocera Mita and Liberty Mutual. In the third and fourth quarters of 2003, ScanSoft will launch international versions of PaperPort 9, our newest version of OmniPage and a new application that provides information workers a way to be more productive with digital paper.
    In network speech, revenue was up substantially year-over year, owing primarily to the sale of products from Philips, but was below expectations as enterprise customers and partners awaited clarification of the company's post-merger technology direction. In dictation, the company continued to see the benefits, especially in healthcare and enterprise environments, from the launch of Dragon NaturallySpeaking version 7. The company will launch international versions of Dragon NaturallySpeaking in the third and fourth quarters of 2003. ScanSoft experienced very good performance in its automotive speech segment, though this was offset by weakness in embedded text-to-speech for games and consumer devices in Asia. ScanSoft secured several important embedded speech design wins in signing agreements with BMW, Nokia and Sierra Entertainment.
    International sales accounted for approximately 38 percent of revenue in the second quarter. ScanSoft ended the quarter with a cash balance of $17.0 million. Cash flow from operations in the quarter was $3.5 million.

    ScanSoft Acquires SpeechWorks, Creates Global Leader in Speech
Markets

    On April 24, 2003, ScanSoft announced it signed an agreement to acquire SpeechWorks International, Inc. The transaction closed on August 11, 2003. The combination of ScanSoft and SpeechWorks creates a clear leader in the speech industry and results in a global organization with an extensive portfolio of imaging and speech technologies, applications and services that automate business processes, offer innovative new solutions, and improve corporate and personal productivity.
    "We're pleased with the progress our organizations have made in just a short time, helping us smoothly transition into one global organization, maintain strong momentum in each market segment and continue to support our customers and partners with innovative technologies and experienced professional services," said Stuart Patterson, president of ScanSoft. "We believe the combination of these two companies will create significant value and provide excellent growth opportunities for all stakeholders."
    After the transition, the company will have approximately 750 employees in 15 offices worldwide. In addition, the company will operate a number of regional sales offices and through its broad channel network will maintain representation in more than 70 countries. As part of the integration, the company will reduce its collective employee base by about 175 individuals and will close excess facilities. The company has consolidated its sales, marketing and general and administrative functions and expects to realize additional synergies associated with expenses in these areas.
    "We are pleased to add the highly valued SpeechWorks products, services and employees to ScanSoft," added Ricci. "Through the hard work of both organizations in recent months, the company is positioned to achieve the synergy targets that we established when we announced the merger. Together, ScanSoft is positioned to fully address the customers and markets we serve, provide broad opportunities for our employees and achieve strong financial performance for our shareholders."
    ScanSoft will discuss progress on its integration, details on synergies, and third and fourth quarter 2003 guidance on its investor conference call scheduled for this morning.

    Investor Call

    In conjunction with this announcement, the company will conduct its quarterly conference call at 8:30 a.m. (ET) today, August 14, 2003. ScanSoft's second-quarter conference call also can be heard live by dialing (719) 457-2679 or (800) 500-0177 five minutes prior to the call. A replay of the call will be available within 24 hours of the call. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 221491.
    The conference call will also be broadcast live over the Internet. Investors interested in listening to the call should log onto the company's Web site at www.scansoft.com at least 10 minutes prior to the broadcast. Investors will also have access to an archived version of the call on the company's Web site.

    About ScanSoft, Inc.

    ScanSoft, Inc. (Nasdaq: SSFT) is the leading supplier of imaging, speech and language solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.
    Trademark reference: ScanSoft, the ScanSoft logo, Dragon NaturallySpeaking, OmniPage Pro, RealSpeak, and PaperPort are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

    This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including statements relating to existing products and services as well as the introduction of new products and services; the future performance of the speech and language business and the digital imaging business; the ability of ScanSoft to realize the anticipated benefits from the acquisition of SpeechWorks International, Inc; and future prospects regarding product lines, sales channels and international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: difficulties with integrating product plans and operations of acquired businesses; economic conditions in the United States and abroad; ScanSoft's ability to control and successfully manage its expenses, inventory and cash position; fluctuations in demand for ScanSoft's existing and future products; the effects of competition, including pricing pressure; possible defects in products and technologies; and ScanSoft's dependence on OEM customers. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, its most recent quarterly reports on Form 10-Q, and its 424(b)(1) Prospectus, filed on February 11, 2003. ScanSoft undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.


                            ScanSoft, Inc.
     Supplemental Condensed Consolidated Statements of Operations
 Excluding amortization of intangible assets and restructuring charges
                 (in 000's, except per share amounts)
                               Unaudited

                                     Three months       Six months
                                        ended             ended
                                       June 30,          June 30,
                                   ----------------- -----------------
                                      2003     2002     2003     2002
                                   -------- -------- -------- --------


Revenue                            $27,743  $26,184  $55,579  $49,949

Costs and expenses:
 Cost of revenue                     4,573    4,609    8,875    8,738
 Research and development            8,350    7,067   15,527   14,053
 Selling, general and
  administrative                    13,868   10,928   27,129   20,639
                                   -------- -------- -------- --------

Total costs and expenses            26,791   22,604   51,531   43,430

Income from operations                 952    3,580    4,048    6,519

Other income (expense), net            388       65      410      (10)
                                   -------- -------- -------- --------

Income before income taxes           1,340    3,645    4,458    6,509

Provision (benefit) for income
 taxes                                  67     (534)     162     (328)
                                   -------- -------- -------- --------

Net income                          $1,273   $4,179   $4,296   $6,837
                                   ======== ======== ======== ========

Net income per share:  basic         $0.02    $0.06    $0.06    $0.10
                                   ======== ======== ======== ========

Net income per share:  diluted       $0.02    $0.05    $0.05    $0.09
                                   ======== ======== ======== ========

Weighted average common shares:
 basic                              69,383   67,595   68,541   66,735
                                   ======== ======== ======== ========

Weighted average common and
 common equivalent shares:
 diluted                            81,132   76,677   79,181   74,895
                                   ======== ======== ======== ========




                            ScanSoft, Inc.
            Condensed Consolidated Statements of Operations
 Including amortization of intangible assets and restructuring charges
                 (in 000's, except per share amounts)
                               Unaudited

                                     Three months       Six months
                                        ended             ended
                                       June 30,          June 30,
                                   ----------------- -----------------
                                      2003     2002     2003     2002
                                   -------- -------- -------- --------

Revenue                            $27,743  $26,184  $55,579  $49,949

Costs and expenses:
 Cost of revenue                     4,573    4,609    8,875    8,738
 Cost of revenue from amortization
  of intangible assets               2,672    1,976    4,729    5,518
 Research and development            8,350    7,067   15,527   14,053
 Selling, general and
  administrative                    13,868   10,928   27,129   20,639
 Restructuring and other charges       817        -    1,346    1,041
 Amortization of intangible assets     423      253      784    1,210
                                   -------- -------- -------- --------

Total costs and expenses            30,703   24,833   58,390   51,199

Income (loss) from operations       (2,960)   1,351   (2,811)  (1,250)

Other income (expense), net            388       65      410      (10)
                                   -------- -------- -------- --------

Income (loss) before income taxes   (2,572)   1,416   (2,401)  (1,260)

Provision (benefit) for income
 taxes                                  67     (534)     162     (328)
                                   -------- -------- -------- --------

Net income (loss)                  $(2,639)  $1,950  $(2,563)   $(932)
                                   ======== ======== ======== ========
Net income (loss) per share:
 basic                              $(0.04)   $0.03   $(0.04)  $(0.01)
                                   ======== ======== ======== ========
Net income (loss) per share:
 diluted                            $(0.04)   $0.03   $(0.04)  $(0.01)
                                   ======== ======== ======== ========

Weighted average common shares:
 basic                              65,821   67,595   64,979   63,173
                                   ======== ======== ======== ========
Weighted average common shares:
 diluted                            65,821   76,677   64,979   63,173
                                   ======== ======== ======== ========




                            ScanSoft, Inc.
                 Condensed Consolidated Balance Sheet
                       (Unaudited, in thousands)


                                                    June 30,  Dec. 31,
                      Assets                          2003      2002

Current assets:
  Cash and cash equivalents                         $17,045   $18,853
  Accounts receivable, net                           14,072    15,650
  Receivable from related party                       1,204     1,518
  Prepaid expenses and other current assets           6,550     4,408
                                                   --------- ---------
         Total current assets                        38,871    40,429

Goodwill, net                                        97,117    63,059
Other intangible assets, net                         45,331    33,823
Property and equipment, net                           3,439     2,846
Other assets                                          2,831     3,533
                                                   --------- ---------
Total assets                                       $187,589  $143,690
                                                   ========= =========


       Liabilities and stockholders' equity

Current liabilities:
  Short term note payable                            $5,752    $3,273
  Accounts payable and accrued expenses              20,413    16,858
  Deferred revenue                                    2,279     1,790
  Other current liabilities                           4,997     1,666
                                                   --------- ---------
         Total current liabilities                   33,441    23,587
                                                   --------- ---------
Long term portion of deferred revenue                   416       244
Long term note payable                               27,524         -
Other long term liabilities                           2,858       481
                                                   --------- ---------
Total liabilities                                    64,239    24,312

Stockholders' equity:                               123,350   119,378
                                                   --------- ---------

Total liabilities and stockholders' equity         $187,589  $143,690
                                                   ========= =========




                            ScanSoft, Inc.
         Reconciliation of Supplemental Financial Information
                 (in 000's, except per share amounts)
                               Unaudited

                                       Three months      Six months
                                          ended            ended
                                         June 30,         June 30,
                                     ---------------- ----------------
                                        2003    2002     2003    2002
                                     -------- ------- -------- -------

Non-GAAP Financial Measures:

GAAP Gross Margin                         74%     75%      76%     72%
Cost of revenue from amortization
 of intangible assets                     10%      7%       8%     11%
                                     -------- ------- -------- -------
Non-GAAP gross margin                     84%     82%      84%     83%
                                     ======== ======= ======== =======


GAAP net income (loss)               $(2,639) $1,950  $(2,563)  $(932)
Cost of revenue from amortization
 of intangible assets                  2,672   1,976    4,729   5,518
Amortization of intangible assets        423     253      784   1,210
Restructuring and other charges          817       -    1,346   1,041

Net income excluding acquisition
 related amortization and            -------- ------- -------- -------
 restructuring charges                $1,273  $4,179   $4,296  $6,837
                                     ======== ======= ======== =======


Net income per share, excluding
 acquisition related amortization
 and restructuring charges:  basic     $0.02   $0.06    $0.06   $0.10
                                     ======== ======= ======== =======

Net income per share, excluding
 acquisition related amortization
 and restructuring charges:  diluted   $0.02   $0.05    $0.05   $0.09
                                     ======== ======= ======== =======
Shares used in computing net income
 per share, excluding acquisition
 related amortization and
 restructuring charges:

Weighted average common shares:
 basic                                69,383  67,595   68,541  66,735
                                     ======== ======= ======== =======

Weighted average common and
 common equivalent shares:
 diluted                              81,132  76,677   79,181  74,895
                                     ======== ======= ======== =======

    This press release and the reconciliation contained herein, disclose certain financial measures that exclude acquisition-related amortization and restructuring charges that may be considered non-GAAP financial measures. Generally a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user's overall understanding of ScanSoft's current financial performance and ScanSoft's prospects for the future. Management believes that these measures present a more representative measure of ScanSoft's operating performance because they exclude identified non-cash and restructuring charges that are not necessarily relevant to an understanding of ScanSoft's business or the prospects for ScanSoft's future performance. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.

    CONTACT: ScanSoft, Inc.
             Richard Mack, 978/977-2175
             Richard.Mack@Scansoft.com
              or
             Marie Ruzzo, 617/428-4444
             Marie.Ruzzo@Scansoft.com